UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2016

American Water Works Company, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1025 Laurel Oak Road

Voorhees, NJ 08043

(Address of principal executive offices, including zip code)

(856) 346-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) & (c)On June 30, 2016, American Water Works Company, Inc. (the “Company”) issued a press release announcing that Melissa K. Wikle, 51, will join the Company as its Vice President and Controller, effective July 19, 2016. Since April 2011, Ms. Wikle has been employed by Columbus McKinnon Corporation, a publicly-traded worldwide designer, manufacturer and marketer of material handling products, systems and services, serving as Corporate Controller and Chief Accounting Officer. The Company intends that Ms. Wikle will assume the duties of the Company’s principal accounting officer effective August 5, 2016. Until such date, Linda G. Sullivan, the Company’s Executive Vice President and Chief Financial Officer, will continue to serve as the Company’s principal accounting officer.

As the Company’s Vice President and Controller, Ms. Wikle will receive an annual base salary of $265,000, which will be subject to annual review beginning in 2017, and a cash signing bonus of $50,000. Ms. Wikle will participate in the Company’s 2016 Annual Performance Plan (“APP”), subject to proration, and the 2017 Long-Term Performance Plan (“LTPP”), in accordance with the terms of each such plan, with target payouts under the APP and LTPP equal to 40% and 55% of annual base salary, respectively. Ms. Wikle will also receive an aggregate of $105,000 in equity grants under the Company’s 2007 Omnibus Equity Compensation Plan, to be paid 60% in performance stock units, 20% in stock options and 20% in restricted stock units, which grants will be valued as of her first day of employment and will have other terms consistent with similar awards granted under the LTPP. The stock options to be granted to Ms. Wikle will have an exercise price equal to the fair market value of a share of the Company’s common stock on her first day of employment. Ms. Wikle will be entitled to participate in other of the Company’s benefit plans and arrangements (including certain relocation benefits), other than the Executive Severance Policy, available generally to officers and employees of the Company, in accordance with the terms of each such plan or arrangement.

There are no family relationships between Ms. Wikle and any director or executive officer of the Company. Ms. Wikle does not have any direct or indirect material interest in any transaction in which the Company is or is to be a participant and which would require reporting under Item 404(a) of Regulation S-K.

A copy of the press release has been included as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.

(d)Exhibits.

The following exhibit has been filed herewith:

Exhibit No.	Description of Exhibit

99.1	Press Release, dated June 30, 2016, issued by American Water Works Company, Inc.

***

Cautionary Statement Concerning Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995.  These forward-looking statements can be identified by words with prospective meanings such as “will,” “intends” or other variations or similar expressions.  These forward-looking statements are predictions based on American Water’s current expectations and assumptions regarding future events.  They are not guarantees or assurances of any outcomes, and readers are cautioned not to place undue reliance upon them.  The forward-looking statements are subject to a number of assumptions and known and unknown risks, uncertainties and other factors.  Actual outcomes may differ materially from those discussed in the forward-looking statements included in this Current Report on Form 8-K as a result of the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2016, and in the Company’s other filings with the SEC, and additional risks and uncertainties with respect to the matters described herein.  These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties set forth above and the risk factors included in the Company’s annual and quarterly reports as filed with the SEC, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements.  Any forward-looking statements speak only as of the date of this Current Report on Form 8-K.  The Company does not have any obligation or intention to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as otherwise required by the federal securities laws.  New factors emerge from time to time, and it is not possible for us to predict all such factors.  Furthermore, it may not be possible to assess the impact of any such factor on the Company’s business, either viewed independently or collectively, or the extent to which any factor, or combination of factors, may cause outcomes to differ materially from those contained in any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated: June 30, 2016	By:	/s/ Linda G. Sullivan
Linda G. Sullivan
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated June 30, 2016, issued by American Water Works Company, Inc.